As filed with the Securities and Exchange Commission on May 27, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2016

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 24, 2016.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:    The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	46,316,309	239,174	76,997	11,994,951
Robert C. Cantwell	46,217,826	337,126	77,528	11,994,951
Charles F. Marcy	46,338,959	215,404	78,117	11,994,951
Dennis M. Mullen	46,329,884	224,683	77,913	11,994,951
Cheryl M. Palmer	46,312,714	243,561	76,205	11,994,951
Alfred Poe	45,773,421	780,252	78,807	11,994,951
Steven C. Sherrill	45,789,965	760,861	81,654	11,994,951
David L. Wenner	46,181,930	369,281	81,269	11,994,951

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2016 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
45,185,685	1,204,852	241,943	11,994,951

Proposal No. 3:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (fiscal 2016).

For	Against	Abstain	Broker Non-Votes
57,818,858	695,511	113,062	—

Item 8.01.  Other Events.

On May 24, 2016, the board of directors of B&G Foods appointed Charles F. Marcy, a director since 2010, to the compensation committee.  No other changes were made to committee membership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 27, 2016	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary